UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/20/2009

HUTTIG BUILDING PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14982

DE	43-0334550
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

555 Maryville University Drive, Suite 400, St. Louis, MO 63141
(Address of principal executive offices, including zip code)

314-216-2600
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)        On April 20, 2009, the Board of Directors (the "Board") of Huttig Building Products, Inc. (the "Company") appointed Jon P. Vrabely, the Company's President and Chief Executive Officer, to the additional office of interim Chief Financial Officer effective immediately, until a permanent replacement for the Chief Financial Officer position has been identified. The Company has commenced a search for a new Chief Financial Officer.

Mr. Vrabely has served as President and Chief Executive Officer of the Company and as a member of the Board since January 2007. He served as Vice President, Chief Operating Officer of the Company from November 2005 to January 2007, as Vice President of Operations of the Company from December 2004 to November 2005 and as Vice President, Product Management of the Company from September 2003 to December 2004. Mr. Vrabely also served as Vice President of the Company's Builder Resource operations from October 2002 until those operations were divested in February 2005. Mr. Vrabely is 44 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTTIG BUILDING PRODUCTS, INC.

Date: April 23, 2009	By:	/s/ Jon P. Vrabely
Jon P. Vrabely
President and Chief Executive Officer